Exhibit 99.1

BRADLEY PHARMACEUTICALS FILES PATENT INFRINGEMENT ACTION AGAINST DERMIK LABORATORIES AND ITS PARENT, AVENTIS PHARMACEUTICALS

Fairfield, NJ — January 29, 2003 — BRADLEY PHARMACEUTICALS, INC. (NASDAQ:BPRX) today announced that it has filed a patent infringement action against Dermik Laboratories, Inc. and its parent, Aventis Pharmaceuticals, Inc., an indirect subsidiary of Aventis S.A. (NYSE:AVE), headquartered in Strasbourg, France. The complaint alleges patent infringement by Dermik and Aventis Pharmaceuticals of Bradley Pharmaceuticals’ patents relating to 40% urea dermatologic compositions and their therapeutic uses. 40% urea is the key component of Bradley’s Carmol® 40 brand line.

In the complaint, filed in the United States District Court for the District of New Jersey on January 29, 2003, Bradley Pharmaceuticals states that the marketing and sale by Dermik and Aventis Pharmaceuticals of the 40% urea cream, Vanamide®, infringes three of Bradley Pharmaceuticals’ patents, a composition patent for dermatological products comprised of 40% urea and two methodology patents for the therapeutic use of urea-based products.

In addition to a judicial determination that Dermik and Aventis Pharmaceuticals have infringed Bradley patents, Bradley is seeking expedited discovery, triple monetary damages for willful infringement, disgorgement of all profits realized from the sale of the infringing products and an injunction against future infringements.

Bradley’s Carmol® 40 brand line accounted for approximately $21.3 million, or 54%, of the Company’s revenues in 2002 and is currently marketed in three formulations: Carmol® 40 Gel, Carmol® 40 Cream and Carmol® 40 Lotion. Carmol® 40 Cream, the ingredients of which have essentially been incorporated into the defendant’s product, was introduced by Bradley in 1997 and, historically, has been Bradley’s most popular composition. In 2002, Carmol® 40 Cream accounted for approximately $12.1 million, or 57%, of Carmol® 40 family sales. Carmol® 40 Gel, introduced in the First Quarter of 2002, and Carmol® 40 Lotion, introduced in the Fourth Quarter of 2001, represent the fastest growing formulations in the Carmol® 40 product line, accounting for approximately $9.1 million, or 43%, of 2002 Carmol® 40 brand sales. Dermik’s 40% urea is not available in a gel or lotion formulation.

Bradley Pharmaceuticals’ President and CEO, Daniel Glassman, stated “Bradley is committed to vigorously protecting the integrity, validity and enforceability of the Company’s proprietary patents. By letter, dated January 6, 2003, Bradley notified Dermik of their patent infringement and demanded that such infringement cease. Given the clarity of our patents, Bradley Pharmaceuticals firmly believes the marketing and sale by Dermik and Aventis Pharmaceuticals of the 40% urea cream infringes Bradley’s urea based composition and methodology patents, violating Bradley Pharmaceuticals’ proprietary and intellectual property rights. Bradley intends to aggressively protect its rights to the fullest extent permitted by law. In addition, Bradley will commit the full extent of its marketing and sales efforts, including its greatly expanded sales force, to continue to strengthen relations with the dermatology and podiatry communities. Bradley continues to be very actively involved in dermatology and podiatry educational support programs. Moreover, the Company’s clinical research programs have greatly expanded.

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Currently, there are seven major clinical research studies and scientific poster exhibits at various stages of completion, involving the leading names in dermatology and podiatry, demonstrating the safety and effectiveness of Bradley’s Carmol® 40 formulations for use in a wide range of indications. These efforts will be aggressively pursued to further document and present the patient benefits and physician therapeutic outcome satisfaction offered by all three of Bradley’s Carmol® 40 formulations: Carmol® 40 Cream, Carmol® 40 Lotion and Carmol® 40 Gel.”

Except for historical and factual information, this press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements that address activities, events or developments that Bradley expects, believes or anticipates will or may occur in the future, such as earnings estimates and predictions of future financial performance. All forward-looking statements are based on assumptions made by Bradley based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. These statements are subject to numerous risks and uncertainties, many of which are beyond Bradley’s control, including Bradley’s ability to maintain Carmol® sales and the outcome of related pending litigation, effectively purchase or integrate new products into its portfolio or effectively react to other risks described from time to time in Bradley’s SEC filings. Further, Bradley cannot predict the impact on its business of any future approvals of generic versions of its products or of other competing products. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Bradley undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Bradley Pharmaceuticals, Inc., is a specialty pharmaceutical company marketing prescription niche therapies to highly targeted physician audiences in the United States and in 31 international markets. Dermatology brands are delivered by the Doak Dermatologics subsidiary and the Kenwood Therapeutics division provides gastroenterology, nutritional and respiratory therapies. Following the strategy Acquire, Enhance, Grow, the company has achieved success by acquiring and managing the life cycle of brands that fill unmet needs.

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